Exhibit 99.1

BUSINESS SEGMENT INFORMATION BY INDUSTRY - Restated

Industrial & Aerospace restated for reclass of a business unit

Other restated for the divestiture of business unit

	Fiscal 2004					Fiscal 2005
(Dollars in thousands)	9/30/2003	12/31/2003	3/31/2004	6/30/2004	Total	9/30/2004	12/31/2004
Net sales
Industrial:
North America	$667,777	$685,412	$815,239	$848,392	$3,016,820	$832,338	$819,243
International	421,824	441,445	541,634	564,824	1,969,727	548,973	583,221
Aerospace	284,631	289,792	314,651	326,846	1,215,920	331,134	326,961
Climate & Industrial Controls	155,950	144,698	181,172	189,337	671,157	165,470	176,506
Other	31,923	31,993	26,361	34,860	125,137	42,053	36,956

Total	$1,562,105	$1,593,340	$1,879,057	$1,964,259	$6,998,761	$1,919,968	$1,942,887

Segment operating income
Industrial:
North America	$43,045	$48,837	$88,605	$110,296	$290,783	$119,809	$99,862
International	31,332	29,619	42,857	55,833	159,641	66,473	61,615
Aerospace	37,485	34,837	41,638	43,986	157,946	51,294	49,540
Climate & Industrial Controls	17,514	10,459	21,432	22,364	71,769	15,817	8,911
Other	2,175	983	(409)	5,389	8,138	6,773	4,744

Total segment operating income	131,551	124,735	194,123	237,868	688,277	260,166	224,672
Corporate general and administrative expenses	22,919	25,087	25,435	32,840	106,281	25,355	30,616

Income from continuing operations before interest expense and other	108,632	99,648	168,688	205,028	581,996	234,811	194,056
Interest expense	21,751	17,267	17,229	16,972	73,219	16,216	17,288
Other	5,962	4,394	12,172	6,123	28,651	33,223	16,754

Income from continuing operations before income taxes	$80,919	$77,987	$139,287	$181,933	$480,126	$185,372	$160,014